EXHIBIT 3.2

CONSENT OF NORTON ROSE FULBRIGHT CANADA LLP

We have acted as Canadian counsel to WesternZagros Resources Ltd. (the “Registrant”) in connection with the registration statement on Form F-7 (the “Registration Statement”) being filed today by the Registrant with the Securities and Exchange Commission under the United States Securities Act of 1933, as amended. We hereby consent to the references to our name and the inclusion of our opinion contained in the Registration Statement.

/s/ Norton Rose Fulbright Canada LLP
Calgary, Alberta, Canada September 2, 2014